UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2021

ANDINA ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38785	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Calle 113 # 7-45 Torre B, Oficina 1012 Bogotá, Colombia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 235-0430

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one right and one redeemable warrant	ANDAU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	ANDA	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	ANDAR	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for ordinary shares at a price of $11.50 per share	ANDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 27, 2021, Andina Acquisition Corp. III (the “Company”) held its 2020 annual general meeting (the “Annual Meeting”) of shareholders. At the Annual Meeting, the Company’s shareholders were presented the proposals to (i) re-elect three directors to serve as Class A directors the Company’s board of directors until the 2023 annual meeting of shareholders of the Company or until their successors are duly elected and qualified, (ii) ratify the selection by the audit committee of Marcum LLP (“Marcum”) to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2020 (the “Auditor Ratification Proposal”) and (iii) to extend the date by which the Company must consummate a business combination from January 31, 2021 (or April 30, 2021 if the Company has executed a definitive agreement for a business combination by January 31, 2021) to April 30, 2021 (or July 31, 2021 if the Company has executed a definitive agreement for a business combination by April 30, 2021) (the “Extension Proposal”). The proposal to adjourn the Annual Meeting to a later date was not presented because there were enough votes to approve each of the foregoing proposals.

Set forth below are the final voting results for each of the foregoing proposals. Pursuant to the Company’s Amended and Restated Memorandum and Articles of Association, directors are appointed by the affirmative vote of the holders of not less than a majority of the ordinary shares of the Company (the “Ordinary Shares”) entitled to vote which were present at the Annual Meeting. The approval of the Auditor Ratification Proposal requires the affirmative vote of the holders of not less than a majority of the Ordinary Shares entitled to vote which were present at the Annual Meeting. The approval of the Extension Proposal requires the affirmative vote of the holders of at least two-thirds of the Ordinary Shares entitled to vote which were present at the Annual Meeting.

All three nominees were elected as directors with the following vote:

	For	Withheld	Broker Non-Votes
David Schulhof	3,920,991	4,115	N/A
Walter M. Schenker	3,924,513	593	N/A
Roman Raju	3,924,513	593	N/A

The appointment of Marcum as the Company’s independent registered public accounting firm for the fiscal year ended December 30, 2020 was ratified with the following vote:

For	Against	Abstentions	Broker Non-Votes
3,982,079	2,369	714	0

The Extension Proposal was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
3,924,513	493	100	N/A

Following redemptions of 300 Ordinary Shares in connection with the vote on the Extension Proposal, a total of approximately $13.5 million will remain in the Company’s trust account.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 27, 2021	ANDINA ACQUISITION CORP. III

		By:	/s/ Julio Torres
Name: Julio Torres
Title: Chief Executive Officer